SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 29, 1999

                            RALLY'S HAMBURGERS, INC..
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               (Exact Name of Registrant as specified in Charter)


       DELAWARE                      0-17980                  62-1210077
    ---------------               ------------              --------------
    (State or other                (Commission              (IRS Employer
    jurisdiction of                File Number)             Identification
     incorporation)                                             Number)


         14255 49TH STREET NORTH, BUILDING I, CLEARWATER, FLORIDA 33762
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (727) 519-2000
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On January 29, 1999, Checkers Drive-In Restaurants, Inc. and Rally's Hamburgers, Inc. entered into an Agreement and Plan of Merger, dated as of January 28, 1999, pursuant to which Checkers will acquire Rally's in an all stock transaction. The terms of the merger provide for Rally's stockholders to receive 1.99 shares of Checkers common stock for each share of Rally's common stock held, or a total of approximately 112.7 million shares of Checkers common stock. It is anticipated that immediately after the merger, Checkers will effect a one-for-12 reverse stock split resulting in approximately 9.4 million outstanding Checkers shares. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) & (b) Not applicable.

         (c) Exhibits.

                  Exhibit 99.1 Press Release, dated January 29, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RALLY'S HAMBURGERS, INC.

FEBRUARY  22, 1999                  By: /S/JAMES T. HOLDER
------------------                     ------------------------
    (Date)                              James T. Holder
                                        Senior Vice President, General Counsel
                                        and Secretary

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                        DESCRIPTION
-------                        -----------

99.1             Press Release, dated January 29, 1999.